Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-82510 on Form N-1A of our report dated February 27, 2008, relating to the financial statements and financial highlights of Morgan Stanley Variable Investment Series (the “Fund”), including the Aggressive Equity, Limited Duration, Global Advantage, Dividend Growth, Equity, European Equity, Global Dividend Growth, High Yield, Income Builder, Money Market, Income Plus, S&P 500 Index, Strategist  and  Utilities (to be renamed Global Infrastructure) Portfolios, appearing in the Annual Report on Form N-CSR of the Fund for the year ended  December 31, 2007, and to the references to us on the cover page of the Statement of Additional Information and under the captions “Financial Highlights” in the Prospectuses and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

New York, New York

October 27, 2008